EXHIBIT 23.1

VIA ELECTRONIC TRANSMISSION

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, DC 20549

RE: ROYAL STRATEGIES & SOLUTIONS, INC.

FORM SB-2 REGISTRATION STATEMENT

Ladies and Gentlemen:

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under "Legal Matters" in the related Prospectus. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

s/Andrew I. Telsey, P.C.

ANDREW I. TELSEY, P.C.